UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549




                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of report (Date of earliest event reported):  May 7, 1998

                         Alpharma Inc.

       (Exact Name of Registrant as Specified in Charter)


      Delaware               1-8593              22-2095212
  (State or Other
  Jurisdiction of       (Commission File      (I.R.S. Employer
   Incorporation)           Number)            Identification
                                                  Number)


One Executive Drive   Fort Lee, New Jersey                  07024

(Address of Principal Executive Offices)               (Zip code)


Registrant's telephone number, including area code: (201)947-7774


                         Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)
Item  2.  Acquisition or Disposition of Assets

      On May 7, 1998, Alpharma Inc. acquired all of the capital stock of Arthur H. Cox and Co. Ltd. and all of the capital stock of certain related marketing subsidiaries ("Cox") from Hoechst AG for approximately $192 million in cash, the assumption of bank debt which was repaid subsequent to the closing, and a further purchase price adjustment equal to any increase (or decrease) in the net assets of Cox from January 1, 1998 to the date of acquisition. Cox's main operations (which primarily consists of a manufacturing plant, warehousing facilities and a sales organization) are located in the United Kingdom with distribution and sales operations located in Scandinavia, the Netherlands and Belgium. Cox is a generic pharmaceutical manufacturer and marketer of tablets, capsules, suppositories, liquids, ointments and creams. Cox distributes its products to pharmacy retailers and pharmaceutical wholesalers primarily in the United Kingdom.
The Company intends to continue the operation of the core UK business of Cox and to achieve benefits from leveraging the Cox business with the existing European pharmaceutical business of Alpharma. The Company also intends to expand the scope of Cox's operations geographically and to add to Cox's UK product base certain other pharmaceutical products of the Company.

      The Company financed the $192 million cash payment and related debt repayments from borrowings under its existing long-term Revolving Credit Facility and short-term lines of credit. The $180 million Revolving Credit Facility ("RCF")(which includes the names of the banks participating therein) was used to fund the principal portion of the purchase price. At the end of March 1998, the Company repaid approximately $162 million borrowings under the RCF with the proceeds from the issuance of convertible subordinated notes as reported in the Company's current report on Form 8-K dated March 30, 1998. Such repayment created the capacity under the RCF to incur the borrowings used to finance the acquisition of Cox. The RCF has been filed with the Securities and Exchange Commission and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7
(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 22, 1998.

     (b)  Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7 (b). In accordance with Item 7 (b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after May 22, 1998.

     (c)  Exhibits.

     2.1 Agreement for the sale and purchase of the issued share capital of Cox Investments Limited, dated April 30, 1998 between
Hoechst AG, Alpharma (U.K.) Limited, and Alpharma Inc.






                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Alpharma Inc.


                                   By:   /s/   Jeffrey  E.  Smith
                                        Jeffrey E. Smith
                                        Executive Vice President
                                        Chief Financial Officer
Date:  May 22, 1998